SCHEDULE 1

GENERAL PARTNERS OF TYSON LIMITED PARTNERSHIP

Name and Business Address	Citizenship	Present Principal Occupation
Tyson Family GP Trust 2200 Don Tyson Parkway Springdale, AR 72762-6999	Alaska	N/A
Trustees:
John H. Tyson 2200 Don Tyson Parkway Springdale, AR 72762-6999	United States	Chairman of the Board of Directors of Tyson Foods, Inc.
Woodson Bassett, III 2200 Don Tyson Parkway Springdale, AR 72762-6999	United States	Retired Attorney
Donald J. Tyson Revocable Trust 2200 Don Tyson Parkway Springdale, AR 72762-6999	Alaska	N/A
Trustees:
John H. Tyson 2200 Don Tyson Parkway Springdale, AR 72762-6999	United States	Chairman of the Board of Directors of Tyson Foods, Inc.
John R. Tyson 2200 Don Tyson Parkway Springdale, AR 72762-6999	United States	Employee and Member of the Board of Directors of Tyson Foods, Inc.
Olivia Tyson 2200 Don Tyson Parkway Springdale, AR 72762-6999	United States	President, Tyson Family Foundation, Member the Board of Directors of Tyson Foods, Inc.
Woodson Bassett, III 2200 Don Tyson Parkway Springdale, AR 72762-6999	United States	Retired Attorney
Barbara Tyson GP Revocable Trust 2200 Don Tyson Parkway Springdale, AR 72762-6999	Florida	N/A
Trustees:
Barbara A. Tyson 2200 Don Tyson Parkway Springdale, AR 72762-6999	United States	Member of the Board of Directors of Tyson Foods, Inc.